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                                                                    Exhibit 99.1

                               FORM OF PROXY CARD
                       CREDIT MANAGEMENT SOLUTIONS, INC.
                                     PROXY

               Special Meeting of Stockholders, May 29, 2001

CREDIT MANAGEMENT SOLUTIONS, INC. This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Special Meeting of Stockholders to be held on May 29, 2001 and the accompanying joint proxy statement-prospectus and appoints Scott L. Freiman and Neal Dittersdorf, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Credit Management Solutions, Inc. (the "Company") that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Special Meeting of Stockholders of the Company to be held at the Sheraton Columbia Hotel, 10207 Wincopin Circle, Columbia, Maryland, 21044 on May 29, 2001 at 10:00 a.m., Eastern Time (the "Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

The Board of Directors recommends a vote IN FAVOR OF the directors listed below and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified below. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the directors listed below and IN FAVOR OF the other proposals.

1. To elect each of the following nominees to serve for a three-year term ending in the year set forth opposite his name or until his successor is duly elected and qualified.

 NOMINEES:

 FOR all listed nominees                    Withhold authority
 (except do not vote for nominee(s)         to vote for the
 whose names appear below). [_]             listed nominees. [_]

   James R.        John J.       Robert P.       Scott L.      Stephen X.
  DeFrancesco     McDonnell,   Vollono (term  Freiman (term   Graham (term
 (term ending     Jr. (term      ending in      ending in      ending in
   in 2002)       ending in        2003)          2004)           2004)
                    2002)

 NOMINEES:

 ------------------------------------------------------------------------

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)



                          (CONTINUED FROM OTHER SIDE)

   To withhold authority for any individual nominee(s), please write such nominee(s) names on the line below

   NOMINEES:

   ------------------------------------------------------------------------

2. To adopt and approve the Agreement and Plan of Merger dated as of January 30, 2001, as amended, by and among The First American Corporation, Rusti Corp. and the Company, and to approve the merger of the Company with Rusti Corp.

                    [_] FOR      [_] AGAINST     [_] ABSTAIN

3. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the Meeting and upon other matters as may properly come before the Meeting.

                    [_] FOR      [_] AGAINST     [_] ABSTAIN

                                      Please print the name(s) exactly as it
                                      appears on each share certificate(s)
                                      over which you have voting authority:

                                      -----------------------------------
                                      (Print name(s) on certificate)

                                      -----------------------------------
                                      Please sign your name exactly as it
                                      appears above:

Date:                                 -----------------------------------
      ------------                    (Authorized Signature(s))